EXHIBIT 99.1
                                                                    ------------


                  ATMI ANNOUNCES ORGANIZATIONAL REALIGNMENT
                  TO REFLECT MORE DIRECT FOCUS ON CUSTOMERS

      DANBURY, CT -- SEPTEMBER 7, 2007 -- ATMI, Inc. (NASDAQ: ATMI) today announced organization changes designed to further increase customer focus and maximize top and bottom line performance.

      Doug Neugold, ATMI Chief Executive Officer, said, "This new organizational structure will allow us to better execute on existing opportunities, further develop strategic capabilities, and accelerate progress against our mid- to long-term objectives. We will be replacing our current business unit structure with a more functional-based organization."

      "These changes will enable more focused and comprehensive interactions with customers for all their needs in specialty materials and high-purity materials handling and delivery systems. They will also further intensify our efforts to expand ATMI's revenue base by leveraging our core competencies within the semiconductor and adjacent markets, as well as other new market opportunities."

      Tod Higinbotham, Senior Vice President of ATMI's Materials Division, has been named Executive Vice President, Process Solutions, with responsibility for developing and executing all product line strategies in the Company portfolio, which include materials, materials packaging, and life sciences. Higinbotham has been a key contributor in ATMI's evolution toward a customer-focused, solution-driven organization through his efforts and successes leading the Materials business unit.

      Tim Carlson has been named Executive Vice President, Chief Financial Officer, and Treasurer. Carlson most recently has served as Senior Vice President and General Manager of ATMI's Packaging business unit, and previously served as Corporate Controller. His experience in ATMI's finance group, combined

                                   -- more --

ATMI ANNOUNCES ORGANIZATIONAL REALIGNMENT -- PAGE 2


with his more recent efforts as general manager of ATMI's materials packaging business unit leave him well positioned to lead the finance organization.

      Dan Sharkey, currently Executive Vice President, Chief Financial Officer, and Treasurer, has been named Executive Vice President - Business Development, responsible for identifying, evaluating, and developing new product opportunities, joint ventures, and other investment opportunities for ATMI. Sharkey will be capitalizing on his tenure and contributions to the Company's development and knowledge of the industry. He will also continue to lead ATMI's Investor Relations efforts.

      Paul Hohlstein, Vice President of Supply Chain for the Materials business has been named Senior Vice President, Supply Chain and Operations. Prior to joining ATMI in late 2005, Hohlstein held senior operating roles in the semiconductor space, including time with Applied Materials and Pemstar. He will have global responsibility for supply chain and operations, both internal and through our many alliance partners.

      Stephen Curtis has been named Senior Vice President - Sales. Curtis will be responsible for all customer-facing activities and the global sales and service organization. He comes to ATMI after a distinguished career at NALCO, where, in addition to other accomplishments, he led the activities to educate and execute NALCO's highly respected value-based selling model to many demanding customers in various industries worldwide.

      "ATMI's strategic intent has been focused on delivering process efficiency solutions to the Semiconductor Industry for several years. The changes announced today reflect the progress ATMI has made in becoming a leader in supplying

ATMI ANNOUNCES ORGANIZATIONAL REALIGNMENT -- PAGE 3


innovative materials and associated delivery systems and technologies, as well as the further focus which that success with customers now demands," said Neugold. "We will discuss these changes and other strategic topics at our upcoming analyst day, scheduled for November 12th."

      ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
      Dean Hamilton
      Director, ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com